EXHIBIT 4.2
                                   -----------

                           Forms of Option Agreements
                   for Employees and Directors under the Plan

                NON-QUALIFIED STOCK OPTION AGREEMENT (DIRECTORS)

                   JSB FINANCIAL, INC. 1996 STOCK OPTION PLAN
                   ------------------------------------------


                  This NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of the 1st day of January, 1997 by and between JSB Financial, Inc., a corporation organized and existing under the laws of the State of Delaware and having an office at 303 Merrick Road, Lynbrook, New York 11563-2574 ("JSBF") and _____________________ ____________________________, an
individual residing at ______________________________
____________________________________ ("Option Holder").


                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, by action of its Board of Directors ("Board"), JSBF has adopted the JSB Financial, Inc. 1996 Stock Option Plan ("Plan"), pursuant to which Non-Qualified Stock Options with respect to shares of common stock of JSBF ("Shares") may be granted to Eligible Directors of JSBF and its affiliates ("Corporation"); and

                  WHEREAS, pursuant to Article IV of the Plan, each person who is an Eligible Director shall be granted a Non-Qualified Stock Option to purchase Shares in accordance with the terms of the Plan; and

                  WHEREAS, the Option Holder is an Eligible Director and therefore is eligible to be granted a Non-Qualified Stock Option and the Option Holder desires to accept such grant on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, JSBF and the Option Holder hereby agree as follows:


                  Section 1. GRANT OF NON-QUALIFIED STOCK OPTION. JSBF hereby grants, and the Option Holder hereby accepts JSBF's grant of, a Non-Qualified Stock Option ("Option") to purchase ____________ Shares ("Optioned Shares"), on the terms and conditions hereinafter set forth.

                  Section 2. OPTION PERIOD. The Option Holder shall have the right to purchase all or any portion of the Optioned Shares at any time during the period ("Option Period") commencing on the date that is six months after the effective date of the grant, and ending on the earliest to occur of the following dates:

                  (a) the last day of the ten-year period commencing on January 1, 1997;

                  (b) the last day of the one-year period commencing on the date the Option Holder ceases to be an Eligible Director other than due to a Termination for Cause; and

                  (c) the date the Option Holder ceases to be an Eligible Director due to a Termination for Cause;

provided, however, that in the event of a Change of Control, if the Option Period specified above has not commenced, such Option Period shall automatically commence on the earliest date on which the Change of Control is deemed to have occurred.

                  Section 3. EXERCISE PRICE. During the Option Period, the Option Holder shall have the right to purchase all or any portion of the Optioned Shares at a price per Share of $_________ ("Exercise Price").

                  Section 4. METHOD OF EXERCISE. The Option Holder may, at any time during the Option Period, exercise his right to purchase all or any part of the Optioned Shares then available for purchase; provided, however, that the minimum number of Optioned Shares which may be purchased shall be one hundred
(100) or, if less, the total number of Optioned Shares then available for purchase. The Option Holder shall exercise such right by:

                  (a) giving written notice to the Committee or Administrator, in the form attached hereto as Appendix A; and

                  (b) delivering to the Committee or Administrator full payment of the Exercise Price for the Optioned Shares to be purchased.

The date of exercise shall be the earliest date practicable following the date the requirements of this Section 4 have been satisfied, but in no event more than three (3) days after such date. Payment shall be made (i) in United States dollars by certified check, money order or bank draft made payable to the order of JSBF, (ii) in Shares duly endorsed for transfer and with all necessary stock transfer tax stamps attached, already owned by the Option Holder and having a fair market value equal to the Exercise Price, such fair market value to be determined in such manner as may be provided by the Committee or the Administrator or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations, or (iii) in a combination of
(i) and (ii).

                  Section 5. DELIVERY AND REGISTRATION OF OPTIONED SHARES. As soon as is practicable following the date on which the Option Holder has satisfied the requirements of Section 4, the Committee shall take such action as is necessary to cause JSBF to issue a stock certificate evidencing the Option Holder's ownership of the Optioned Shares that have been purchased. The Option Holder shall have no right to vote or to receive dividends, nor have any other rights with respect to Optioned Shares, prior to the date as of which such Optioned Shares are transferred to the Option Holder on the stock transfer records of JSBF, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under Sections 7 and 8. The obligation of JSBF to deliver Shares under this Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. JSBF shall not be required to deliver any Shares under this Agreement prior to (a) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulations as the Committee shall determine to be necessary or advisable.

                  Section 6.        GRANT OF APPRECIATION RIGHT.

                  (a) The Option Holder is hereby granted an Appreciation Right relating to all of the Shares subject to the Option granted hereunder, with an Exercise Price per Share equal to the Exercise Price per Share of such Option. Such Appreciation Right shall be exercisable only in the event of a Change of Control and in accordance with and subject to the terms and conditions imposed under the Plan and this Agreement.

                  (b) The Option Holder may exercise such Appreciation Right by delivering to the Committee or Administrator advance written notice, in such form and manner as may be prescribed by the Committee or Administrator for indicating his or her intent to exercise the Appreciation Right and the number of Shares with respect to which the Appreciation Right is to be exercised. The date of exercise shall be the earliest date practicable following the date on which the notice referred to in this Section 6(b) is received by the Committee or Administrator, but in no event more than three days after such notice is received. On the date of exercise or as soon thereafter as is practicable, JSBF shall pay to the Option Holder exercising the Appreciation Right an amount equivalent to the excess of (i) the Fair Market Value of the applicable Shares on the date of exercise, over (ii) the Exercise Price of such Shares, as adjusted pursuant to Section 7 of this Agreement and Article VI of the Plan. Payment of an Appreciation Right shall be made in cash.

                  (c) The exercise of such Appreciation Right shall automatically result in a reduction of the number of Optioned Shares available for purchase hereunder by the number of Shares as to which such Appreciation Right is exercised.

                  Section 7. GRANT OF DIVIDEND EQUIVALENT RIGHT. Pursuant to
Article VI of the Plan, the Option Holder is hereby granted a Dividend Equivalent Right relating to all of the Shares subject to the Option granted hereunder. Pursuant to such Dividend Equivalent Right, the Option Holder shall receive a payment equal to the value of the Dividend Equivalent Rights relating to the Shares being acquired pursuant to such Option exercise. To determine the payment the following special definitions shall apply:

                  (a) CREDIT DATE means each anniversary of the Effective Date of the Plan.
                  (b) DER CREDIT means an amount relating to a Share subject to an Option granted pursuant to Section 4.3,
                           4.4 and 4.8, which amount shall be credited to a memorandum account established and maintained by JSBF for the Option Holder.
                  (c) DER YEAR means the most recent calendar year ending prior to the applicable Credit Date.
                  (d)      EPS means earnings per share.
                  (e) JSBF DIV means the percentage of EPS paid as cash dividends (including "regular," "special" or "extraordinary" dividends) on outstanding Shares of JSBF during the applicable DER Year.
                  (f) US DIV means the average percentage of EPS paid as cash dividends (including "regular," "special" or "extraordinary" dividends) on the outstanding common stock of the 25 largest stock form thrift institutions in the United States during the applicable DER Year, as determined by JSBF on the basis of such institutions' market capitalization at the end of such DER Year.
                  (g) WEIGHTED AVERAGE VALUE means the sum of the DER Credits attributable to Shares subject to Options granted to an Eligible Individual or Eligible Director prior to a Preliminary Purchase Event, divided by the total number of Shares subject to such Options.

For purposes of determining the value of Dividend Equivalent Rights relating to Shares subject to Options granted pursuant to Section 4.3 and 4.4, as of each Credit Date the Option Holder shall receive a DER Credit for each such Share if JSBF DIV exceeded US DIV for the applicable DER Year. The value of the DER Credit shall be equal to one percent (1%) of JSBF EPS for the applicable DER Year for each whole percentage point that JSBF DIV exceeded US DIV for such DER Year. The value of the Dividend Equivalent Rights to be paid to the Option Holder upon the exercise of an Option granted pursuant to Section 4.4 shall be equal to the sum of the DER Credits attributable to the Shares acquired pursuant to the exercise of the Option.

The value of a Dividend Equivalent Right relating to a Share subject to an Option granted pursuant to Section 4.8 shall be the Weighted Average Value of all DER Credits attributable to Shares subject to Options granted to the Option Holder prior to the Preliminary Purchase Event, excluding Options granted pursuant to Section 4.4(a)(i).

In the event the Option Holder exercises an Option granted pursuant to Section 4.3, 4.4 or 4.8 during the period beginning with a Credit Date and ending on the date JSBF actually determines the value of the DER Credit, if any, to be credited pursuant to Section 6.2(b) with respect to such Credit Date, JSBF shall pay the Option Holder an amount equal to the value of the DER Credit as soon as practicable following the determination of such value.

                  Section 8. ADJUSTMENTS IN THE EVENT OF REORGANIZATION. In the event of any merger, consolidation, or other business reorganization in which JSBF is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a shareholder of record, the number of Optioned Shares subject to the Option granted hereunder and the Exercise Price per Share of such Option shall be adjusted in accordance with Section 7.3(a) of the Plan to account for such event. In the event of any merger, consolidation, or other business reorganization in which JSBF is not the surviving entity, the Option granted hereunder shall be cancelled or adjusted in accordance with Section 7.3(b) of the Plan.

                  Section 9. NO RIGHT TO CONTINUED BOARD MEMBERSHIP. Nothing in this Agreement, nor any action of the Board or Committee with respect to this Agreement, shall be held or construed to confer upon the Option Holder any right to a continuation of membership on the Board of the Corporation. The Option Holder may be dismissed or otherwise dealt with as though this Agreement had not been entered into.

                  Section 10. TAXES. Where any person is entitled to receive Shares pursuant to the exercise of the Non-Qualified Stock Option granted hereunder, the Corporation shall have the right to require such person to pay to the Corporation the amount of any tax which the

Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld. Where any person is entitled to receive a cash payment pursuant to the exercise of a Stock Appreciation Right, the Corporation shall have the right to require such person to pay to the Corporation the amount of any tax which the Corporation is required to withhold with respect to such cash payment.

                  Section 11. NOTICES. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a) If to the Committee:

                           JSB Financial, Inc.
                           303 Merrick Road
                           Lynbrook, New York  11563-2574

                           Attention:   Administrator of the JSB Financial, Inc.
                                        1996 Stock Option Plan
                                        ----------------------------------------

                  (b) If to the Option Holder, to the Option Holder's address as shown in the Corporation's personnel records.

                  Section 12. NO ASSIGNMENT. The Non-Qualified Stock Option granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such Non-Qualified Stock Option be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Option Holder other than by will or by the laws of descent and distribution. During the lifetime of the Option Holder, the Non-Qualified Stock Option granted hereunder shall be exercisable only by him.

                  Section 13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon JSBF and the Option Holder and their respective heirs, successors and assigns.

                  Section 14. CONSTRUCTION OF LANGUAGE. Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a Section shall be a reference to a Section of this Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

                  Section 15. GOVERNING LAW. This Agreement shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law.

                  Section 16. AMENDMENT. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between JSBF and the Option Holder.

                  Section 17. PLAN PROVISIONS CONTROL. This Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Agreement, the Option Holder acknowledges receipt of a copy of the Plan.

                  Section 18. ACCEPTANCE BY OPTION HOLDER. By executing this Agreement and returning a fully executed copy hereof to the Committee at the address specified in Section 11, the Option Holder signifies his acceptance of the terms and conditions of this Non-Qualified Stock Option. If a fully executed copy of this Agreement is not received by the Committee within forty-five (45) days after the date first above written, the Committee may revoke the NonQualified Stock Option granted, and thereby avoid all obligations, hereunder.

                  IN WITNESS WHEREOF, the Option Holder has executed, and JSBF has caused its duly authorized representative to execute, this Agreement as of the date first above written.

                                        JSB FINANCIAL, INC.


                                        By:_______________________________

                                        Title:____________________________

                                        Date:_____________________________
ATTEST:


__________________________
        Secretary

[SEAL]
                                        OPTION HOLDER



                                        _________________________________

                                        Date:____________________________

         EXHIBIT "A" TO NON-QUALIFIED STOCK OPTION AGREEMENT (DIRECTORS)
         ---------------------------------------------------------------

                   JSB FINANCIAL, INC. 1996 STOCK OPTION PLAN
                   ------------------------------------------

                NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION
                ------------------------------------------------


1. INSTRUCTIONS. Use this Notice to inform the Committee or Administrator administering the JSB Financial, Inc. 1996 Stock Option ------------ Plan ("Plan") that you are exercising your right to purchase shares of common stock ("Shares") of JSB Financial Inc. ("JSBF") pursuant to a non-qualified stock option ("Option") granted under the Plan. If you are not the person to whom the Option was granted ("Option Holder"), you must attach to this Notice proof of your right to exercise the Option granted under the Non-Quali- fied Stock Option Agreement entered into between the Company and the Option Holder ("Agreement"). This Notice should be personally delivered or mailed by certified mail, return receipt requested to: JSB Financial Inc., 303 Merrick Road, Lynbrook, New York 11563-2574 Attention:
     Administrator of the JSB Financial, Inc. 1996 Stock Option Plan. The effective date of the exercise of the Option shall be the date this Notice is personally delivered or post marked by the United States Post Office if mailed. Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Plan. This Notice is subject to all of the terms and conditions of the Plan and the Agreement.

2. PURCHASE OF SHARES. Pursuant to the Agreement made and entered into as of _____________________, 19 ___ [ENTER DATE OF AGREEMENT] by and between the Company and [ENTER THE NAME OF THE OPTION HOLDER], I hereby exercise my right to purchase __________ Shares at an Exercise Price per Share of $_________, for a Total Exercise Price of $_____________ [ENTER THE PRODUCT OF THE NUMBER OF SHARES MULTIPLIED BY THE EXERCISE PRICE PER SHARE]. As a payment for such Shares, I [CHECK AND COMPLETE ONE OF THE FOLLOWING:]


(a) |_|  enclose a certified check, money order, or bank draft payable
         to the order of JSB Financial, Inc. in the amount of: $        $_______

(b) |_|  have made arrangements for a margin loan. My broker will be
         forwarding a check in the amount of: $                         $_______

(c) |_|  have authorized my broker to sell, pursuant to a "cashless exercise." My broker will be contacting you for confirmation
         and will forward a check in the amount of: $                   $_______

                 TOTAL EXERCISE PRICE                                   ________


3. COMPLIANCE WITH TAX AND SECURITIES LAWS. I understand that I must rely on, and consult with, my own tax and legal counsel (and not JSBF or Jamaica Savings Bank FSB) regarding the application of all laws -- particularly tax and securities laws -- to the transactions to be effected pursuant to my Option and this Notice. I understand that I will be responsible for paying any federal, state and local taxes that may become due upon the sale (including a sale pursuant to a "cashless exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.

____________________________________________                __________________
                 Signature                                         Date

________________________________________________________________________________
                                     Address

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Administrator (on behalf of the Committee)

Received  [CHECK ONE]:  |_| By Hand     |_| By Mail Post Marked_________________
                                                               Date of Post Mark

By________________________________                             _________________
       Authorized Signature                                    Date of Receipt

                 NON-QUALIFIED STOCK OPTION AGREEMENT (OFFICERS)

                   JSB FINANCIAL, INC. 1996 STOCK OPTION PLAN
                   ------------------------------------------


                  This NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of the 1st day of January, 1997 by and between JSB Financial, Inc., a corporation organized and existing under the laws of the State of Delaware and having an office at 303 Merrick Road, Lynbrook, New York 11563-2574 ("JSBF") and _____________________ ____________________________, an
individual residing at _______________________________
_________________________________________ ("Option Holder").


                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, by action of its Board of Directors ("Board"), JSBF has adopted the JSB Financial, Inc. 1996 Stock Option Plan ("Plan"), pursuant to which Non-Qualified Stock Options with respect to shares of common stock of JSBF ("Shares") may be granted to eligible officers of JSBF and its affiliates ("Corporation"); and

                  WHEREAS, pursuant to Article III of the Plan, the Employee Benefits Committee of Jamaica Savings Bank FSB ("Committee") has been appointed to select the individuals to whom Non-Qualified Stock Options shall be granted; and

                  WHEREAS, the Committee has determined that the Option Holder is eligible to be granted a Non-Qualified Stock Option and desires to grant a Non-Qualified Stock Option to the Option Holder, and the Option Holder desires to accept such grant, on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, JSBF and the Option Holder hereby agree as follows:


                  SECTION 1. GRANT OF NON-QUALIFIED STOCK OPTION. JSBF hereby grants, and the Option Holder hereby accepts JSBF's grant of, a Non-Qualified Stock Option ("Option") to purchase ______________ Shares ("Optioned Shares"), on the terms and conditions hereinafter set forth.

                  SECTION 2. OPTION PERIOD. The Option Holder shall have the right to purchase all or any portion of the Optioned Shares at any time during the period ("Option Period") commencing on the date that is six months after the effective date of the grant, and ending on the earliest to occur of the following dates:

                  (a) the last day of the ten-year period commencing on January 1, 1997;

                  (b) the last day of the three-month period commencing on the date of the Option Holder's termination of employment with the Corporation, other than on account of death, Disability, Retirement or a Termination for Cause;

                  (c) the last day of the one-year period commencing on the date of the Option Holder's termination of employment with the Corporation due to death, Disability or Retirement; and

                  (d) the date the Option Holder ceases to be an employee of the Corporation due to a Termination for Cause;

provided, however, that in the event of a Change of Control, if the Option Period specified above has not commenced, such Option Period shall automatically commence on the earliest date on which the Change of Control is deemed to have occurred.

                  SECTION 3. EXERCISE PRICE. During the Option Period, the Option Holder shall have the right to purchase all or any portion of the Optioned Shares at a price per Share of $_____________ ("Exercise Price").

                  SECTION 4. METHOD OF EXERCISE. The Option Holder may, at any time during the Option Period, exercise his right to purchase all or any part of the Optioned Shares then available for purchase; provided, however, that the minimum number of Optioned Shares which may be purchased shall be one hundred
(100) or, if less, the total number of Optioned Shares then available for purchase. The Option Holder shall exercise such right by:

                  (a) giving written notice to the Committee or Administrator, in the form attached hereto as Appendix A; and

                  (b) delivering to the Committee or Administrator full payment of the Exercise Price for the Optioned Shares to be purchased.

The date of exercise shall be the earliest date practicable following the date the requirements of this Section 4 have been satisfied, but in no event more than three (3) days after such date. Payment shall be made (i) in United States dollars by certified check, money order or bank draft made payable to the order of JSBF, (ii) in Shares duly endorsed for transfer and with all necessary stock transfer tax stamps attached, already owned by the Option Holder and having a fair market value equal to the Exercise Price, such fair market value to be determined in such manner as may be provided by the Committee or the Administrator or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations, or (iii) in a combination of
(i) and (ii).

                  SECTION 5. DELIVERY AND REGISTRATION OF OPTIONED SHARES. As soon as is practicable following the date on which the Option Holder has satisfied the requirements of Section 4, the Committee shall take such action as is necessary to cause JSBF to issue a stock certificate evidencing the Option Holder's ownership of the Optioned Shares that have been purchased. The Option Holder shall have no right to vote or to receive dividends, nor have any other rights with respect to Optioned Shares, prior to the date as of which such Optioned Shares are transferred to the Option Holder on the stock transfer records of JSBF, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under Sections 7 and 8. The obligation of JSBF to deliver Shares under this Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option

Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. JSBF shall not be required to deliver any Shares under this Agreement prior to (a) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulations as the Committee shall determine to be necessary or advisable.

                  SECTION 6.        GRANT OF APPRECIATION RIGHT.

                  (a) The Option Holder is hereby granted an Appreciation Right relating to all of the Shares subject to the Option granted hereunder, with an Exercise Price per Share equal to the Exercise Price per Share of such Option. Such Appreciation Right shall be exercisable only in the event of a Change of Control and in accordance with and subject to the terms and conditions imposed under the Plan and this Agreement.

                  (b) The Option Holder may exercise such Appreciation Right by delivering to the Committee or Administrator advance written notice, in such form and manner as may be prescribed by the Committee or Administrator for indicating his or her intent to exercise the Appreciation Right and the number of Shares with respect to which the Appreciation Right is to be exercised. The date of exercise shall be the earliest date practicable following the date on which the notice referred to in this Section 6(b) is received by the Committee or Administrator, but in no event more than three days after such notice is received. On the date of exercise or as soon thereafter as is practicable, JSBF shall pay to the Option Holder exercising the Appreciation Right an amount equivalent to the excess of (i) the Fair Market Value of the applicable Shares on the date of exercise, over (ii) the Exercise Price of such Shares, as adjusted pursuant to Section 7 of this Agreement and Article VI of the Plan. Payment of an Appreciation Right shall be made in cash.

                  (c) The exercise of such Appreciation Right shall automatically result in a reduction of the number of Optioned Shares available for purchase hereunder by the number of Shares as to which such Appreciation Right is exercised.

                  SECTION 7. GRANT OF DIVIDEND EQUIVALENT RIGHT. Pursuant to
Article VI of the Plan, the Option Holder is hereby granted a Dividend Equivalent Right relating to all of the Shares subject to the Option granted hereunder. Pursuant to such Dividend Equivalent Right, the Option Holder shall receive a payment equal to the value of the Dividend Equivalent Rights relating to the Shares being acquired pursuant to such Option exercise. To determine the payment the following special definitions shall apply:

                  (a) CREDIT DATE means each anniversary of the Effective Date of the Plan.
                  (b) DER CREDIT means an amount relating to a Share subject to an Option granted pursuant to Section 4.3,
                           4.4 and 4.8, which amount shall be credited to a memorandum account established and maintained by JSBF for the Option Holder.
                  (c) DER YEAR means the most recent calendar year ending prior to the applicable Credit Date.

                  (d)      EPS means earnings per share.
                  (e) JSBF DIV means the percentage of EPS paid as cash dividends (including "regular," "special" or "extraordinary" dividends) on outstanding Shares of JSBF during the applicable DER Year.
                  (f) US DIV means the average percentage of EPS paid as cash dividends (including "regular," "special" or "extraordinary" dividends) on the outstanding common stock of the 25 largest stock form thrift institutions in the United States during the applicable DER Year, as determined by JSBF on the basis of such institutions' market capitalization at the end of such DER Year.
                  (g) WEIGHTED AVERAGE VALUE means the sum of the DER Credits attributable to Shares subject to Options granted to an Eligible Individual or Eligible Director prior to a Preliminary Purchase Event, divided by the total number of Shares subject to such Options.

For purposes of determining the value of Dividend Equivalent Rights relating to Shares subject to Options granted pursuant to Section 4.3 and 4.4, as of each Credit Date the Option Holder shall receive a DER Credit for each such Share if JSBF DIV exceeded US DIV for the applicable DER Year. The value of the DER Credit shall be equal to one percent (1%) of JSBF EPS for the applicable DER Year for each whole percentage point that JSBF DIV exceeded US DIV for such DER Year. The value of the Dividend Equivalent Rights to be paid to the Option Holder upon the exercise of an Option granted pursuant to Section 4.4 shall be equal to the sum of the DER Credits attributable to the Shares acquired pursuant to the exercise of the Option.

The value of a Dividend Equivalent Right relating to a Share subject to an Option granted pursuant to Section 4.8 shall be the Weighted Average Value of all DER Credits attributable to Shares subject to Options granted to the Option Holder prior to the Preliminary Purchase Event, excluding Options granted pursuant to Section 4.4(a)(i).

In the event the Option Holder exercises an Option granted pursuant to Section 4.3, 4.4 or 4.8 during the period beginning with a Credit Date and ending on the date JSBF actually determines the value of the DER Credit, if any, to be credited pursuant to Section 6.2(b) with respect to such Credit Date, JSBF shall pay the Option Holder an amount equal to the value of the DER Credit as soon as practicable following the determination of such value.

                  SECTION 8. ADJUSTMENTS IN THE EVENT OF REORGANIZATION. In the event of any merger, consolidation, or other business reorganization in which JSBF is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a shareholder of record, the number of Optioned Shares subject to the Option granted hereunder and the Exercise Price per Share of such Option shall be adjusted in accordance with Section 7.3(a) of the Plan to account for such event. In the event of any merger, consolidation, or other business reorganization in which JSBF is not the surviving entity, the Option granted hereunder shall be cancelled or adjusted in accordance with Section 7.3(b) of the Plan.

                  SECTION 9. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement nor any action of the Board or Committee with respect to this Agreement shall be held or construed to confer upon the Option Holder any right to a continuation of employment by the

Corporation. The Option Holder may be dismissed or otherwise dealt with as though this Agreement had not been entered into.

                  SECTION 10. TAXES. Where any person is entitled to receive Shares pursuant to the exercise of the Non-Qualified Stock Option granted hereunder, the Corporation shall have the right to require such person to pay to the Corporation the amount of any tax which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld. Where any person is entitled to receive cash pursuant to the exercise of a Stock Appreciation Right, the Corporation shall have the right to retain the amount of any tax which the Corporation is required to withhold with respect to such cash payment.

                  SECTION 11. NOTICES. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a)      If to the Committee:

                           JSB Financial, Inc.
                           303 Merrick Road
                           Lynbrook, New York  11563-2574

                           Attention:   Administrator of the JSB Financial, Inc.
                                        1996 Stock Otpion Plan
                                        ----------------------------------------

                  (b) If to the Option Holder, to the Option Holder's address as shown in the Corporation's personnel records.

                  SECTION 12. NO ASSIGNMENT. The Non-Qualified Stock Option granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such Non-Qualified Stock Option be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Option Holder other than by will or by the laws of descent and distribution. During the lifetime of the Option Holder, the Non-Qualified Stock Option granted hereunder shall be exercisable only by him.

                  SECTION 13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon JSBF and the Option Holder and their respective heirs, successors and assigns.

                  SECTION 14. CONSTRUCTION OF LANGUAGE. Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a Section shall be a reference to a Section of this Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

                  SECTION 15. GOVERNING LAW. This Agreement shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law.

                  SECTION 16. AMENDMENT. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between JSBF and the Option Holder.

                  SECTION 17. PLAN PROVISIONS CONTROL. This Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Agreement, the Option Holder acknowledges receipt of a copy of the Plan.

                  SECTION 18. ACCEPTANCE BY OPTION HOLDER. By executing this Agreement and returning a fully executed copy hereof to the Committee at the address specified in Section 11, the Option Holder signifies his acceptance of the terms and conditions of this Non-Qualified Stock Option. If a fully executed copy of this Agreement is not received by the Committee within forty-five (45) days after the date first above written, the Committee may revoke the NonQualified Stock Option granted, and thereby avoid all obligations, hereunder.


                  IN WITNESS WHEREOF, the Option Holder has executed, and JSBF has caused its duly authorized representative to execute, this Agreement as of the date first above written.


                                       JSB FINANCIAL, INC.


                                       By:______________________________

                                       Title:___________________________

                                       Date:____________________________
ATTEST:


___________________________
       Secretary

[SEAL]
                                       [OPTION HOLDER]


                                       ________________________________


                                       Date:___________________________

         APPENDIX "A" TO NON-QUALIFIED STOCK OPTION AGREEMENT (OFFICERS)
         ---------------------------------------------------------------

                   JSB FINANCIAL, INC. 1996 STOCK OPTION PLAN
                   ------------------------------------------

                NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION
                ------------------------------------------------


1. INSTRUCTIONS. Use this Notice to inform the Committee or the Administrator administering the JSB Financial, Inc. 1996 Stock Option Plan ("Plan") that you are exercising your right to purchase shares of common stock ("Shares") of JSB Financial, Inc. ("JSBF") pursuant to a non-qualified stock option ("Option") granted under the Plan. If you are not the person to whom the Option was granted ("Option Recipient"), you must attach to this Notice proof of your right to exercise the Option granted under the Non-Qualified Stock Option Agreement entered into between JSBF and the Option Recipient ("Agreement"). This Notice should be personally delivered or mailed by certified mail, return receipt requested to: JSB Financial Inc., 303 Merrick Road, Lynbrook, New York 11563-2574 Attention: Administrator of the JSB Financial, Inc. 1996 Stock Option Plan. The effective date of the exercise of the Option shall be the earliest date practicable following the date this Notice is received by the Plan Administrator, but in no event more than three days after such date ("Effective Date"). Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Plan. This Notice is subject to all of the terms and conditions of the Plan and the Agreement.

2. PURCHASE OF SHARES. Pursuant to the Agreement made and entered into as of _____________________, 19 ___ [ENTER DATE OF AGREEMENT] by and between JSBF and [ENTER THE NAME OF THE OPTION RECIPIENT], I hereby exercise my right to purchase __________ Shares at an Exercise Price per Share of $_________, for a Total Exercise Price of $_____________ [ENTER THE PRODUCT OF THE NUMBER OF SHARES MULTIPLIED BY THE EXERCISE PRICE PER SHARE]. As a payment for such Shares, I [CHECK AND COMPLETE ONE OF THE FOLLOWING]:

(a) |_|  enclose a certified check, money order, or bank draft payable
         to the order of JSB Financial, Inc. in the amount of: $        $_______

(b) |_|  have made arrangements for a margin loan. My broker will be
         forwarding a check in the amount of: $                         $_______

(c) |_|  have authorized my broker to sell, pursuant to a "cashless exercise." My broker will be contacting you for confirmation
         and will forward a check in the amount of: $                   $_______

                 TOTAL EXERCISE PRICE                                   $_______

3. WITHHOLDING ELECTIONS. [FOR OPTION RECIPIENTS ONLY. BENEFICIARIES SHOULD NOT COMPLETE.] I understand that I am responsible for the amount of federal, state and local taxes required to be withheld with respect to the Shares to be issued to me pursuant to this Notice, but that I may request JSBF to retain or sell a sufficient number of such Shares to cover the amount to be withheld. I hereby request that any taxes required to be withheld be paid in the following manner [CHECK ONE]:

(A) |_| With a certified or bank check that I will deliver to the Administrator on the day after the Effective Date of my Option exercise.

(B) |_| With the proceeds from a sale of Shares that would otherwise be distributed to me.

     I understand that the withholding elections I have made on this form are not binding on the Committee, and that the Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the Effective Date. I further understand that the Committee or Administrator may request additional information or assurances regarding the manner and time at which I will report the income attributable to the distribution to be made to me.

     I further understand that if I have elected to have Shares sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more Shares than are necessary.

4. COMPLIANCE WITH TAX AND SECURITIES LAWS. I understand that I must rely on, and consult with, my own tax and legal counsel (and not JSBF or Jamaica Savings Bank FSB) regarding the application of all laws -- particularly tax and securities laws -- to the transactions to be effected pursuant to my Option and this Notice. I understand that I will be responsible for paying any federal, state and local taxes that may become due upon the sale (including a sale pursuant to a "cashless exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.


____________________________________________                __________________
                 Signature                                         Date

________________________________________________________________________________
                                     Address

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

ADMINISTRATOR (ON BEHALF OF THE COMMITTEE)

Received  [CHECK ONE]:  |_| By Hand     |_| By Mail Post Marked_________________
                                                               Date of Post Mark

By________________________________                             _________________
       Authorized Signature                                    Date of Receipt